As filed with the Securities and Exchange Commission on May 23, 1997 Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            NAM TAI ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


            British Virgin Islands                         3578                            None
       (State or other jurisdiction of          (Primary Standard Industrial         (I.R.S. Employer
        incorporation or organization)           Classification Code Number)         Identification No.)

                             1993 STOCK OPTION PLAN
                              (Full Title of Plan)

                             Unit 9, 15/F., Tower 1
                      China Hong Kong City, 33 Canton Road
                             TST, Kowloon, Hong Kong
                                 (852) 2341-0273
                               Fax (852) 2341-4164
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                     office)

                                  Stephen Seung
                                   2 Mott St.
                                    Suite 601
                            New York, New York 10013
                                 (212) 732-0030
                               Fax: (212) 227-5097
                 (Name, address, and telephone number, including
                        area code, of agent for service)

                                    Copy to:
                               MARK A. KLEIN, ESQ.
                          Freshman, Marantz, Orlanski,
                                 Cooper & Klein
                         9100 Wilshire Boulevard, 8-East
                      Beverly Hills, California 90212-3480
                                 (310) 273-1870
                               Fax: (310) 274-8357


                                                       CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                 Proposed         Proposed
                                                                  Maximum          Maximum
                                                                 Offering         Aggregate         Amount of
                                            Amount to be         Price per        Offering          Registration
Title of Securities                         Registered           Share (1)        Price (1)         Fee
-------------------------------------------------------------------------------------------------------------------------
Common Shares $0.01
par value                                 350,000 shares         $13.1875         $4,615,625        $1,398.67
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) of the Securities Act of 1933 (the Securities Act).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

               (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 1996.

               (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

               (c) The section of the Registrant's Prospectus dated September 9, 1993 as filed with Securities and Exchange Commission under Rule 424(b) of the Securities Act entitled Description of Securities -- Common Shares.

         ITEM 4.      DESCRIPTION OF SECURITIES.

                      Not applicable.

         ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

                      Not applicable.

         ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to its Articles of Association and subject to British Virgin Islands law, the Company may indemnify a director or officer out of the assets of the Company against all losses or liabilities which the director or officer may have incurred in or about the execution of the duties of his office or otherwise in relation thereto. No director or officer is liable for any loss, damage or misfortune which may have been incurred by the Company in the execution of the duties of his office, or in relation thereto provided the director or officer acted honestly and good faith with a view to the best interest of the Company and except for his own wilful misconduct or negligence.

         ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

                               Not applicable.

         Item 8.      EXHIBITS.

Exhibit
Numbers

4.1 1993 Stock Option Plan Option, as amended, and Form of Stock Option Agreement thereunder.

5        Opinion of Harney Westwood & Riegels

23.1     Consent of Harney Westwood & Riegels (included in Exhibit 5)

23.2     Consent of Price Waterhouse.

         ITEM 9.      UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 21st day of April 1997.

                                      NAM TAI ELECTRONICS, INC.

                                      By: /s/ M. K. Koo
                                         ----------------------------
                                          M.K. KOO
                                          Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ M.K. Koo                            Chairman of the Board and a
--------------------------              Director
    M.K. Koo                            (Principal Executive Officer)                   April 21, 1997


/s/ Tadao Murakami                      Chief Executive Officer, Vice-
--------------------------              Chairman and Director                           April 21, 1997
    Tadao Murakami


/s/ Ronald G. Erdman                    Chief Financial Officer,
--------------------------              Secretary and Director
    Ronald G. Erdman                    (Principal Financial Officer)                   April 21, 1997


/s/ Charles Chu                         Director
-------------------------
    Charles Chu                                                                         April 21, 1997



/s/ Stephen Seung                       United States Representative
-------------------------               and Director
    Stephen Seung                                                                       April 21, 1997




/s/ Robert McNamara                     Director
------------------------
    Robert McNamara                                                                     April 21, 1997

                                  EXHIBIT INDEX

Exhibit
Number
4.1 1993 Incentive Stock Option Plan, as amended, and Form of Stock Option Agreement thereunder

5            Opinion of Harney Westwood & Riegels

23.1         Consent of Harney Westwood & Riegels (included in Exhibit 5)

23.2         Consent of Price Waterhouse.